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                                                                  EXHIBIT 10.9

Microsoft Solution Provider Program


                                   AGREEMENT
                                  MEMBER LEVEL

SP Company Name:  Homecom  Communications, Inc.

This Agreement ("Agreement") is between MICROSOFT CORPORATION ("Microsoft"), a Washington corporation, located at One Microsoft Way, Redmond, WA 98052, and the Microsoft Solution Provider ("SP") named above whose principal place of business appears at the end of this Agreement. DO NOT ALTER OR AMEND THIS AGREEMENT IN ANY MANNER: such alterations, without Microsoft written acceptance, will void this Agreement.

1.   PURPOSE

     SP desires to provide comprehensive computer solutions to certain of its customers, which may include the supply of computer hardware and software and the provision of product support and training. Microsoft desires to supply Microsoft software and provide services and support on Microsoft products to assist SP in providing its customers with such solutions.

2.   APPOINTMENT

     Microsoft hereby appoints SP as a non-exclusive Microsoft Solution Provider at the Member level in the Territory defined in the attached Details Annex, with the authority to promote its goods and services, in association with Microsoft, in accordance with the terms of this Agreement.

3.   TERM AND TERMINATION

     This Agreement shall take effect on the date of its acceptance by Microsoft ("Effective Date"), and unless terminated earlier as provided herein, shall continue until September 30, 1996. (Acceptance is date indicated in the confirmation letter from Microsoft to SP, indicating acceptance into the SP Program). Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the giving of thirty (30) days' prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement. Upon expiration or termination of this Agreement, all rights and benefits granted by this Agreement shall revert to Microsoft and SP shall immediately cease use of all internal use and training licenses, MSDN and TechNet licenses and the Solution Provider logo, and shall cease to represent itself as a Microsoft Solution Provider.

4.   PAYMENT

     The fee for the appointment as a Microsoft Solution Provider under this Agreement consists of a basic fee of $1,995 U.S. per year. This fee includes a $795 U.S. fixed charge for



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product support benefits and a quarterly pro-rated fee of $300 U.S. SP agrees to pay the fixed basic fee to Microsoft at time of SP signature on this Agreement.

5.   SP RIGHTS AND OBLIGATIONS

     (A) TRADEMARKS

         The appropriate trademark symbol (either "TM" [standard trademark] or (R) [registered trademark] in a superscript following the product name) shall be used whenever a Microsoft product name is mentioned in any advertisement, brochure, or material circulated or published in any form whatsoever by SP.
The appropriate trademark symbol must be used in conjunction with, at least, the first reference to each Microsoft product in all SP's circulation or publications. Microsoft reserves the right to amend any Microsoft trademark, service mark or logo and agrees to notify SP of any such amendments that are relevant to SP's business. SP agrees to ensure that its use of any such mark and/or logo is amended accordingly.

     (B) SALES AND SERVICE REPORTING

         When requested by Microsoft, Sales and Service reports shall be completed by SP and forwarded to the Microsoft address indicated on the reporting template. Such reports shall be substantially in the format of the reporting template provided to SP from time to time. Frequency of Sales and Service reporting is expected to be no more than quarterly. SP warrants that such reports are true and correct to the best of its knowledge and belief.

     (C) MEMBERSHIP APPLICATION AND PROFILE REPORT

         SP represents and warrants that all the information provided on its Membership Application and/or Profile Report is, in all material respects, true and correct to the best of its knowledge and belief, and warrants that the information will continue to be so during the term of this Agreement. Should there be any changes in such information during the course of this Agreement, SP agrees to promptly inform Microsoft in writing, given details of such changes.

     (D) MICROSOFT CERTIFIED PROFESSIONAL PERSONNEL

         SP warrants that at least one (1) full-time member of its staff is a qualified Microsoft Certified Professional ("MCP") at SP's principal place of business at all time during this Agreement. Further, SP shall have one additional MCP on staff, for a total of two (2), or 100% of technical staff qualified as MCP(s) by January 1, 1996 for the duration of the agreement. Technical staff is defined as those employees involved in consulting, application development and testing, system installation, integration, and/or migration, technical training or technical support.

     (E) SERVICE/SALES ESTIMATES

         SP's best estimate is that more than 15% of its revenues are generated from provision of technical services (custom development, integration, consulting, training and

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technical support) to its customers.  This estimate shall not include those services, support, training, etc. provided to SP or any of SP's Affiliates, subsidiaries, branches, divisions, or other related third parties.

6.   SOLUTION PROVIDER FEATURES

     (A) IDENTITY/LOGO USAGE

         SP shall have the right to identify itself as a "Microsoft Solution Provider" provided that (i) SP continues to comply with Section 5(D) above, Microsoft Certified Professional Personnel; (ii) SP complies with the then current Guidelines for Using the Microsoft Solution Provider Logo (available from Microsoft); and (iii) SP is in full compliance with the terms and conditions of this Agreement. In the event that any of the above provisions are not met, SP will immediately cease identifying itself as a Microsoft Solution Provider. Microsoft reserves the right to amend the Microsoft Solution Provider logo and any other Microsoft trademark, service mark or logo and agrees to notify SP of any such amendments that are relevant to SP's business. SP agrees to ensure that its use of the Microsoft Solutions Provider logo and related trademarks, service marks and logos are amended accordingly.

      (B) LICENSE GRANT FOR INTERNAL AND MARKETING USE

          Microsoft hereby grants SP a non-exclusive, non-transferable, royalty-free, terminable license to make and use a total of ten (10) copies of Windows 95, ten(10) copies of Windows NT workstation, ten (10) copies of Microsoft Office Professional, ten (10) copies of Microsoft Project, and Microsoft BackOffice server product [up to five (5) server license of any server product in the Microsoft BackOffice suite (Windows NT Server, SQL Server, SMS, SNA Server, Mail Server)] in any combination for a total of no more than five (5) individual server products, fifty (50) BackOffice client licenses, one (1) license for Visual Basic Professional, one (1) license for Visual C++ and one (1) license of Visual FoxPro. These copies may be used for internal purposes and for marketing demonstrations only. Upgrades to these products will be provided through the term of the Agreement.

          SP is also eligible to acquire various Microsoft products under the Microsoft Internal Use Product Program. Any products acquired thereby are governed by the terms and conditions of this paragraph, as well as any terms and conditions contained on the Microsoft Internal Use Product Program Order Form.

          In all cases, use of the copies is subject to the additional terms of the End User License Agreement for the corresponding product except that the copies shall not be resold or transferred to a third party. SP is permitted to use the copies for marketing demonstrations at the premise of customers provided that following any demonstrations, the copies, and license to use them, are not assigned to the customer. The limited warranty, including liability limitation, contained in the End User License Agreement for each Microsoft product shall also apply. The terms of the End User License Agreements vary among different Microsoft products.


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          Microsoft reserves the right to change the Microsoft products (and number of copies) licensed for internal and marketing use, and as may be provided through the Microsoft Internal Use Product Program, from time to time, in its sole discretion.

          Upon termination or expiration of this Agreement, the rights granted in this section shall revert to Microsoft and SP shall immediately cease use of all internal and marketing use licenses, and any licenses provided through the Microsoft Internal Use Product Program.

     (C) TRAINING USE LICENSES

         SP may offer training to customers on Microsoft products which are the subject of this Agreement. SP is solely responsible for all costs and expenses associated with training. Microsoft hereby grants SP permission to reproduce a Microsoft product for up to one hundred (100) workstations at a time, for the sole purpose of providing training on said Microsoft products. Training use of a Microsoft product is held subject of the following conditions: (i) SP agrees to destroy all copies at such time as SP is no longer a Microsoft SP; (ii) SP agrees to destroy all copies used outside of SP location upon completion of on-site training; (iii) SP may only reproduce Microsoft products for which SP conducts training classes; (iv) SP agrees to be bound by the terms of the Microsoft End User License Agreement for each copy, except that these Microsoft products shall neither be resold nor transferred to a third party, and will strictly control use of said copy in accordance with the End User License Agreement; and (v) all copies of the Microsoft product shall be true and complete copies, including all copyright and trademark notices.

     (D) PRODUCT SUPPORT

         (i) SP agrees to provide details of SP's network configuration as requested by Microsoft. Microsoft may determine at any time that SP's network configuration and topology are not supportable, in which case Microsoft is under no obligation to provide the product support. Any subsequent changes to network configuration and topology must be sent to Microsoft in writing, and Microsoft may redetermine supportability.

         (ii) The Microsoft support telephone number and other product support materials will be provided to SP, and SP's product support will be activated at the earliest opportunity after the Effective Date.

         (iii) Limited Warranty: Microsoft warrants that the teleprocessing services and support provided hereunder shall reasonably accord with the service and support description given in the relevant product support materials available from Microsoft. THIS WARRANTY IS THE ONLY WARRANTY MADE BY MICROSOFT FOR PRODUCT SUPPORT AND TELEPROCESSING SERVICES, AND IS IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS. SP HEREBY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. It is understood that the provision of teleprocessing services hereunder is dependent upon the continuous

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availability of communications facilities to Microsoft and that Microsoft cannot warrant such availability. In addition, Microsoft makes no guarantee of problem resolution and does not warrant that the support will be uninterrupted or error-free. SP agrees to take adequate precautions against damage to its operation that could be caused by such interruption or errors, including making appropriate data backups. Microsoft cannot be held responsible for any loss of SP's data.

     (E) MSDN AND TECHNET LICENSES

         Microsoft hereby grants SP a non-exclusive, non-transferable, royalty-free, terminable license for one (1) TechNet Server license, ten (10) MSDN Development Library licenses, and one (1) MSDN Development Platform license. SP will be provided with updated to one (1) non-transferable set of CDs to facilitate this. These licenses may be used for internal use and marketing demonstrations only. This grant amends the End User License Agreements of MSDN and TechNet; however, the provisions of such End User License Agreements where unamended remain in full force and effect.

     (F) PROMOTIONAL MATERIALS

         Microsoft may, in its sole discretion, reference SP in advertising and promotional materials in connection with the sale and promotion of Microsoft products. Uses of SP's name include but are not limited to: lists of SP's for customer information, advertising of SP program containing SP's name, etc.
When a specific advertisement or promotion containing only SP's name is planned, Microsoft will obtain SP's written permission before such use. Microsoft shall also obtain SP's written permission before use of any logo of SP.

     (G) CHANGES IN SP AGREEMENT FEATURES

         SP understands that Microsoft may expand, change the scope of content of, and/or delete, any features offered under the Solution Provider program. In the event that Microsoft adversely changes any program features, and should SP be dissatisfied with those changes, SP may terminate this Agreement in accordance with Section 3 and will have no other recourse against Microsoft.

7.   CONFIDENTIALITY

     Each party expressly undertakes to retain in confidence all information and know-how transmitted to the other that the disclosing party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and expressly undertakes to make no use of such information and know-how except under the terms and during the existence of this Agreement (or a subsequent Solution Provider Agreement). However, neither party shall have an obligation to maintain the confidentiality of information that (i) it received rightfully from a third party prior to its receipt from the disclosing party; (ii) the disclosing party has disclosed to a third party without any obligation to maintain such information in confidence; or (iii) is independently developed by the obligated party. Further, either party may disclose confidential information as

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required by governmental or judicial order, provided such party gives the other party prompt written notice prior to such disclosure and complies with any protective order (or equivalent) imposed on such disclosure. Each party shall treat all Microsoft product adaptation materials as confidential information and shall not disclose, disseminate, or distribute such materials to any third party without the other's prior written permission. Each party shall treat the terms and conditions of this Agreement as confidential; however, SP may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of its business. Each party's obligation under this Section shall extend to the earlier of such time as the information protected hereby falls into the public domain through no fault of the obligated party of five (5) years following termination or expiration of this Agreement.

8.   NEW PRODUCTS

     Notwithstanding any other provisions of this Agreement, Microsoft may elect at any time during the term of the Agreement to announce new Microsoft products to which the terms and conditions of this Agreement may not apply. New versions, updates, and maintenance releases of existing titles are not considered new Microsoft products.

9.   WARRANTIES/LIMITED WARRANTIES

     Microsoft warrants all Microsoft products provided to SP under the terms of this Agreement on the terms set out in the written limited warranty document accompany each such product. THESE LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS, CONDITIONS, OR LIABILITIES ON MICROSOFT'S PART EXCEPT AS OTHERWISE PROVIDED BY APPLICABLE LAW.

10.  LIMITATION OF LIABILITY

     Subject to applicable law, neither Microsoft nor anyone else who has been involved in the creation, production, or delivery of the products or services that are the subject of this Agreement shall be liable for any direct, indirect, consequential or incidental damages (including damages for loss of business profits, business interruption, loss of business information and the like) arising out of the use of or inability to use the Microsoft products, or provision of, or failure to provide, support, even if Microsoft has been advised of the possibility of such damages. Because some jurisdictions do not allow the exclusion or limitation of consequential or incidental damages, the above limitation may not apply. In any event, except as otherwise provided by law, the liability of Microsoft or its suppliers, whether for negligence, breach of contract, breach of warranty, or otherwise, shall, in the aggregate, not exceed the amount paid to Microsoft by SP hereunder.


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11.  GENERAL

     (a) All notices, authorizations, and requests in connection with this Agreement shall be deemed given two (2) business days after they are sent by registered mail, and addressed as follows:

     SP:          (name and address as set forth at the end of this Agreement)
     Microsoft :  (name and address as set forth in the Details Annex)
     Attn:        Microsoft Solution Provider Program, Program Marketing Manager
     cc:          Legal Department

     or to such other address as the party to receive the notice so designates by written notice to the other.

     (b) This Agreement and the Details Annex constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications including all prior and current Solution Provider Agreements. It shall not be modified except by a written agreement dated subsequent to the Effective Date of this Agreement and signed on behalf of SP and Microsoft by their respective duly authorized representatives.

     (c) If a particular provision of this Agreement is terminated or held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, this Agreement shall remain in full force and effect as to the remaining provisions.

     (d) No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same of any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     (e) Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, franchise or agency relationship.

     (f) SP agrees that it shall inform its customers that SP is an independent business from Microsoft, and shall not hold itself out as an agent of Microsoft, or attempt to bind Microsoft to any third-party agreement. SP shall defend, indemnify, and hold harmless Microsoft from and against all liabilities, claims, costs, fines, and damages of any type (including attorney's fees) arising out of or in any way related to SP's delivery of training services and/or product support to its customers

     (g) This Agreement, and any rights or obligations hereunder, shall not be assigned or sublicensed by SP, without Microsoft's prior written consent.

     (h) This Agreement shall be governed by the laws of the State of Washington and SP consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. If either Microsoft or SP employs attorneys to enforce any rights arising out of or

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relating to this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorney's fees.

              Accepted:

              SP

              Company Name:         HomeCom Communications
                               ----------------------------------
              Signature:            /s/ Harvey Sax
                               ----------------------------------
              Name (printed):       Harvey Sax
                               ----------------------------------
              Job title:            President
                               ----------------------------------

              Address:              14 Piedmont Center, Suite 100
                               ----------------------------------
                                    3535 Piedmont Road
                               ----------------------------------
                                    Atlanta, GA 30305
                               ----------------------------------

              MICROSOFT

              Signature:       /s/
                               ----------------------------------
              Name (printed):
                               ----------------------------------
              Job Title:
                               ----------------------------------

              Address:
                               ----------------------------------

                               ----------------------------------





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MICROSOFT SOLUTION PROVIDER AGREEMENT

MEMBER LEVEL

DETAILS ANNEX

1.  TERRITORY

For the purpose of this Agreement, the Territory shall be 1) the USA, excluding U.S. territories, U.S. possessions, and Puerto Rico, and 2) Canada.

2.  FEE

Basic Fee
Basis Solution Provider fee is $1,995 U.S. per year or $795 U.S. per year plus $300 U.S. per quarter.

The following fee schedule applies to all new and renewing Solution Providers (and applies to each SP Affiliate as well, as applicable) and provides program membership through September 30, 1996.


RENEWALS
----------------------------------------------------------------
                  United States            Canada (GST included)
----------------------------------------------------------------
August 1995       $1,995  U.S.                  $2,989  CDN
----------------------------------------------------------------


NEW ENROLLMENT
-------------------------------------------------------------------------------------
If we receive your completed
application between                          United States      Canada (GST included)
-------------------------------------------------------------------------------------
August 1, 1995 - December 31, 1995            $1,995  U.S.           $2,989  CDN

January 1, 1996 - March 31, 1996              $1,695  U.S.           $2,539  CDN

April 1, 1996 - June 30, 1996                 $1,395  U.S.           $2,090  CDN

July 1, 1996 - September 30, 1996             $1,095  U.S.           $1,640  CDN
-------------------------------------------------------------------------------------

3.   SUPPORT

A Priority Comprehensive 10-pack is a non-optional feature of the SP Program and is included in the Basic Fee for $795 U.S.

4.  ADDRESS





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All notices, authorizations, and requests in connection with this agreement should be sent by registered mail to:
     One Microsoft Way
     Attn: Microsoft Solution Provider Program Marketing Manager
     CC: Legal
     Redmond, WA 98052

All profile updates should be sent to:
     Microsoft Corporation
     Solution Provider Application Processing
     P.O. Box 22845
     Salt Lake City, UT 84122-0845

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